                                                                     Exhibit 2.2
                               State of Delaware

                       Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "STB ACQUISITION CORPORATION", A DELAWARE CORPORATION,

     WITH AND INTO "ZERO CORPORATION" UNDER THE NAME OF "ZERO CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTY-FIRST DAY OF JULY, A.D. 1998, AT 2:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                         /s/ Edward J. Freel
                                         -----------------------------------
                                         Edward J. Freel, Secretary of State

                             CERTIFICATE OF MERGER

                                      OF

                         STB ACQUISITION CORPORATION,
                            a Delaware corporation,

                                 WITH AND INTO

                               ZERO CORPORATION,
                            a Delaware corporation

     The undersigned corporation, pursuant to Section 251 of the Delaware General Corporation Law, for the purpose of merging STB Acquisition Corporation ("Acquisition"), a Delaware corporation, with and into ZERO Corporation ("ZERO"), a Delaware corporation, which is the surviving corporation in such merger (the "Surviving Corporation") (Acquisition and ZERO are together referred to herein as the "Constituent Corporations") hereby certifies the following:

     1. An Agreement and Plan of Merger (the "Merger Agreement") by and among Applied Power Inc., ZERO and Acquisition has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the Delaware General Corporation Law.

     2. The name of the surviving corporation is ZERO Corporation, and it shall be governed by the laws of the State of Delaware. The Restated Certificate of Incorporation of ZERO, as in effect immediately prior to the effective time of the merger, shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with law.

     3. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, 444 South Flower Street, Los Angeles, California 90071-2922.

     4. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

     5. The effective time of the merger shall be the date and time on which this Certificate of Merger is filed with the Office of the Delaware Secretary of State.

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed as of the 31st day of July, 1998.

                                       ZERO CORPORATION


                                       By: /s/ Wilford D. Godbold, Jr.
                                           ----------------------------
                                           Wilford D. Godbold, Jr.
                                           President and Chief Executive Officer

                                      19